CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference of our report dated August 4, 1995, relating to the June 30, 1995, financial statements of LarsonoDavis Incorporated, in the annual report of LarsonoDavis Incorporated on Form 10-K for the year ended December 31, 1997, into the following registration statements filed on behalf of LarsonoDavis Incorporated: registration statement on Form S-8, SEC File No. 33-35751, filed July 5, 1990; registration statement on Form S-8, SEC File No. 33-44784, filed December 30, 1991; registration statement on Form S-3, SEC File No. 333-1505, effective as of March 22, 1996; registration statement on Form S-3, SEC File No. 333-6527, effective as of August 2, 1996; registration statement on Form S-8, SEC File No. 333-24553, filed April 4, 1997; registration statement on Form S-3, SEC File No. 333-29923, effective as of October 3, 1997; and registration statement on Form S-8, SEC File No. 333-38919, filed October 28, 1997.


/s/ Pritchett, Siler & Hardy, P.C.


PRITCHETT, SILER & HARDY, P.C.
(formerly Peterson, Siler & Stevenson, P.C.)

Salt Lake City, Utah
March 26, 1998